EXHIBIT 99.1

Edgewater Reports Second Quarter 2015 Results

9% Growth in Sequential Service Revenue

WAKEFIELD, Mass., July 29, 2015 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (NASDAQ:EDGW), a leading consulting firm that brings a blend of classic and product-based consulting services to its clients, reported financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Highlights

  Sequential service revenue increased 9%;
  Secured first time engagements with 36 new customers;
  Zero2Ten named finalist for 2015 Microsoft Dynamics Cloud CRM Partner of the Year; and
  Fullscope named finalist for 2015 Microsoft Dynamics Industry Partner of the Year.

Second Quarter 2015 Financial Results vs. Same Year-Ago Quarter

  Total revenue was $30.5 million compared to $29.2 million;
  Service revenue was $24.6 million compared to $24.5 million;
  Gross profit was $10.4 million, or 34.1% of total revenue, compared to $10.9 million, or 37.3% of total revenue;
  Gross profit margin related to service revenue was 34.1% compared to 40.5%;
  Utilization was 69.8% compared to 77.6%;
  Net income was $494,000, or $0.04 per diluted share, compared to net income of $1.7 million, or $0.13 per diluted share. The decrease was largely attributable to the $1.5 million reduction in operating expenses associated with the successful 2014 resolution of Fullscope acquisition-related escrow claims;
  Adjusted EBITDA (a non-GAAP measure) was $1.9 million, or 6.2% of total revenue and $0.14 per diluted share (see "Non-GAAP Financial Measures" below for further discussion of this non-GAAP term), compared to Adjusted EBITDA of $2.7 million, or 9.4% of total revenue and $0.21 per diluted share; and
  Cash flow provided by operating activities was $945,000 compared to $3.5 million. The year-over-year change was primarily the result of the $1.9 million cash inflow in connection with the settlement of Fullscope escrow claims.

First Half of 2015 Financial Results vs. Same Year-Ago Period

  Total revenue was $57.1 million compared to $56.8 million;
  Service revenue was $47.3 million compared to $48.0 million;
  Gross profit was $18.1 million, or 31.6% of total revenue, compared to $21.0 million, or 36.9% of total revenue;
  Gross profit margin related to service revenue was 32.3% compared to 39.7%;
  Utilization was 70.1% compared to 77.8%;
  Net loss was $(446,000), or $(0.04) per diluted share, compared to net income of $2.4 million, or $0.19 per diluted share;
  Adjusted EBITDA was $1.8 million, or 3.1% of total revenue and $0.14 per diluted share, compared to Adjusted EBITDA of $4.7 million, or 8.3% of total revenue and $0.36 per diluted share; and
  Cash flow used in operating activities was $(2.5) million compared to cash flow provided by operating activities of $819,000.

Management Commentary

"For the second quarter of 2015, we are reporting 9% growth in sequential quarterly service revenue, with 4% coming from our core offerings and 5% coming from our latest acquisition," commented Shirley Singleton, Edgewater's chairman, president and CEO. "The recently acquired Zero2Ten business performed nicely, with a significant number of net new customer engagements.

"Sales continue to be strong and backlog continues to build. Project start delays, primarily within our EPM/BI service offering, limited our ability to deliver year-over-year growth in second quarter service revenue. These delays resulted primarily from customers electing to expand their upcoming EPM/BI project(s) and upgrade to an 'enterprise suite' model, creating larger deal sizes and a slowing of the project launch process. The ultimate timing of these project starts has made resource planning very challenging, especially since the larger projects are expected to start off slowly and then ramp up later in the second half of 2015.

"The current challenging project start environment tempers our expectations as we look forward to third quarter service revenue. We anticipate that third quarter 2015 service revenue will be up slightly on a sequential quarterly basis and flat compared to the third quarter of 2014. We anticipate that we will see low single-digit service revenue growth for the full year 2015."

Conference Call and Webcast Information

Edgewater has scheduled a conference call today, Wednesday, July 29, 2015, at 10:00 a.m. Eastern time to discuss its second quarter 2015 results.

Date: Wednesday, July 29, 2015
Time: 10:00 a.m. Eastern Time
Dial-in number: 1-877-303-6235
Webcast: http://ir.edgewater.com/

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the conference call can be accessed via Edgewater's investor relations web site at http://ir.edgewater.com/ or by dialing 1-404-537-3406 (Conference ID#: 77903894) after 1:00 p.m. Eastern time through August 12, 2015.

About Edgewater

Edgewater Technology, Inc. (NASDAQ:EDGW) is a strategic consulting firm delivering a blend of classic and product-based consulting services. Edgewater addresses the market both vertically by industry and horizontally by product and technology specialty, providing its client base with a wide range of business and technology solutions. As one of the largest IT consulting firms based in New England, the company works with clients to reduce costs, improve processes and increase revenue through the judicious use of technology. Edgewater's brand names include Edgewater Technology, Edgewater Ranzal and Edgewater Fullscope. To learn more, please visit www.edgewater.com.

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected third quarter service revenue on both a sequential and year-over-year basis, our expected full year 2015 service revenue, our expected growth in the second half of 2015, and our ability to convert backlog and sales pipeline opportunities in to service revenue. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Enterprise Resource Planning and Enterprise Performance Management solutions, custom development and system integration services and/or declines in industry-wide information technology spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies" in our 2014 Annual Report on Form 10-K; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) termination by clients of their contracts with us or inability or unwillingness of clients to pay for our services, which may impact our accounting assumptions; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) the failure of the marketplace to embrace advisory and product-based consulting services; and/or (13) changes in our utilization levels. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under "Part I - Item IA. Risk Factors" in our 2014 Annual Report on Form 10-K filed with the SEC on March 2, 2015. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although the Company believes that the expectations in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, the Company undertakes no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$ 20,220	$ 26,768
Accounts receivable, net	26,565	24,654
Deferred tax assets, net	1,198	1,196
Prepaid expenses and other current assets	1,386	1,053
Total current assets	49,369	53,671
Property and equipment, net	1,011	1,029
Goodwill and intangible assets, net	21,202	12,529
Deferred tax assets, net	26,289	25,974
Other assets	220	210
Total Assets	$ 98,091	$ 93,413

Liabilities and Stockholders' Equity
Accounts payable	$ 562	$ 315
Accrued liabilities	16,238	16,142
Deferred revenue	2,822	1,516
Total current liabilities	19,622	17,973
Long-term liabilities	2,557	411
Total liabilities	22,179	18,384
Stockholders' Equity	75,912	75,029
Total Liabilities and Stockholders' Equity	$ 98,091	$ 93,413

Shares Outstanding	11,719	11,440

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue:
Service revenue	$ 24,622	$ 24,513	$ 47,299	$ 47,996
Software	4,116	2,502	6,283	4,555
Reimbursable expenses	1,789	2,207	3,523	4,285
Total revenue	30,527	29,222	57,105	56,836

Cost of revenue:
Project and personnel costs	16,220	14,580	32,014	28,937
Software costs	2,105	1,549	3,510	2,621
Reimbursable expenses	1,789	2,207	3,523	4,285
Total cost of revenue	20,114	18,336	39,047	35,843
Gross profit	10,413	10,886	18,058	20,993

Selling, general and administrative	8,963	8,631	17,229	17,207
Direct acquisition costs	--	--	611	--
Lease abandonment charge	--	400	--	400
Embezzlement loss recovery	(250)	(1,534)	(250)	(1,529)
Depreciation and amortization	323	228	546	475
Operating expenses	9,036	7,725	18,136	16,553
Operating income (loss)	1,377	3,161	(78)	4,440

Other expense (income), net	504	(45)	624	1
Income (loss) before income taxes	873	3,206	(702)	4,439
Tax provision (benefit)	379	1,485	(256)	2,007
Net income (loss)	$ 494	$ 1,721	$ (446)	$ 2,432

BASIC EARNINGS (LOSS) PER SHARE:
Basic earnings (loss) per share	$ 0.04	$ 0.15	$ (0.04)	$ 0.22
Weighted average shares outstanding – Basic	11,473	11,108	11,410	11,038

DILUTED EARNINGS (LOSS) PER SHARE:
Diluted earnings (loss) per share	$ 0.04	$ 0.13	$ (0.04)	$ 0.19
Weighted average shares outstanding – Diluted	13,230	13,144	11,410	12,896

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cash flow provided by (used in):
Operating activities	$ 945	$ 3,499	$ (2,474)	$ 819
Investing activities	(233)	(63)	(4,885)	(125)
Financing activities	577	489	833	689
Effect of exchange rates on cash	10	--	(22)	(2)
Net increase (decrease) in cash and cash equivalents	$ 1,299	$ 3,925	$ (6,548)	$ 1,381

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA, Adjusted EBITDA per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Income tax provision. The exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results.

Depreciation and amortization. We incur expense associated with the amortization of intangible assets that is primarily related to the various acquisitions we have completed. We believe that eliminating this expense from our non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of the individual acquisition transactions, which also vary substantially in frequency from period-to-period.

Stock-based compensation expense. We incur stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation – Stock Compensation." We exclude this non-cash expense as we do not believe it is reflective of business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. Edgewater believes that non-GAAP financial measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Adjustments to contingent consideration earned, at fair value. We are required to remeasure the fair value of our contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized as a current period operating expense. The Company believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisition events and make it difficult to evaluate core operating results.

Direct acquisition costs. We incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our non-GAAP financial measures exclude the effects of direct acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and make it difficult to make period-to-period comparisons of our core operating results.

Fullscope embezzlement costs. During the second quarter of 2010, we discovered embezzlement activities within Fullscope, Inc. The Company, since the discovery, has incurred non-routine professional services-related expenses addressing the embezzlement issue. Our non-GAAP financial measures exclude the effects of the embezzlement-related expenses (and loss recoveries) as we believe excluding these costs (and loss recoveries) from our non-GAAP financial measures is useful to investors because these expenses (loss recoveries) are not directly associated with the Company's operations and are inconsistent in amount and frequency, causing difficulties in comparisons of our core operating results.

Lease abandonment charge. During 2011 and again in the second quarter of 2014, we recorded a non-cash charge of $2.2 million and $400,000, respectively, in connection with the abandonment of certain excess office space at our corporate headquarters. Our non-GAAP financial measures exclude expense associated with the lease abandonment charge as we believe such expense is associated with a non-routine charge, causing difficulties in comparisons of our core operating results.

Interest and other (income) expense, net. We record periodic interest and other (income) and expense amounts in connection with our cash and cash equivalents, capital lease obligations, (gains) and losses on foreign currency transactions and the recognition of the recorded discount on accrued contingent earnout consideration. Our non-GAAP financial measures exclude (income) expense associated with these items as we believe such (income) expense is inconsistent in amount and frequency and makes it difficult to make period-to-period comparisons of our core operating results.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In Thousands, except per share amounts)
(Unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Reported GAAP net income (loss)	$ 494	$ 1,721	$ (446)	$ 2,432
Add: Income tax provision (benefit)	379	1,485	(256)	2,007
Add: Depreciation and amortization	371	282	648	582
Add: Stock-based compensation expense	387	424	850	811
Add: Lease abandonment charge	--	400	--	400
Add: Direct acquisition costs	--	--	611	--
Add: Fullscope embezzlement loss recovery	(250)	(1,534)	(250)	(1,529)
Less: Other expense (income), net	504	(45)	624	1
Adjusted EBITDA[1]	$ 1,885	$ 2,733	$ 1,781	$ 4,704
Adjusted EBITDA per diluted share[1]	$ 0.14	$ 0.21	$ 0.14	$ 0.36
Diluted shares outstanding	13,230	13,144	13,180	12,896

Adjusted EBITDA as a % of total revenue[1]	6.2%	9.4%	3.1%	8.3%
Total revenue	$ 30,527	$ 29,222	$ 57,105	$ 56,836

1- Adjusted EBITDA, Adjusted EBITDA Per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, GAAP Net Income (Loss) and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest and other (income) expense, net, plus taxes, depreciation and amortization, stock-based compensation expense, adjustments to contingent consideration earned, goodwill and intangible asset impairment charges, direct acquisition costs, costs associated with the Fullscope embezzlement issue and the lease abandonment charge. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations, while Adjusted EBITDA as a % of Total Revenue is defined as Adjusted EBITDA divided by Total Revenue.
CONTACT: Company Contact:
         Timothy R. Oakes
         Chief Financial Officer
         1-781-246-3343

         Investor Relations:
         Liolios Group, Inc.
         Cody Slach
         1-949-574-3860
         EDGW@liolios.com